Agreement for Consulting Services


     This Consulting Agreement ("Agreement") is made effective as of January 1, 2006, and shall expire on June 30,2006, by and between IMI Global (hereinafter "Company") and Mark Byrne (hereinafter "Consultant").

1.   Scope of Agreement. This Agreement is for the services specified in Exhibit
     A. This Agreement covers the terms and conditions under which Consultant will perform services for Company.

2. Compensation. As sole and full compensation for the Services, Company will pay Consultant the rates shown in Exhibit A. Consultant will bill Company every other week, and payments shall be due 7 days after receipt of invoices.

3.   Reimbursable   Expenses.   Company  shall  reimburse   Consultant  for  all
     pre-approved, reasonable expenses.

4. Independent Contractor. Consultant declares and agrees that Consultant is engaged in an independent business and will perform the services hereunder as an independent contractor of the Company, and that Consultant has and hereby retains full control of and supervision over the performance of Consultant's obligations hereunder, and matters relating to compliance with Social Security, withholding, worker's compensation, and employment taxes as applicable. Consultant has no right to any employee benefits of Company, including workers compensation benefits and consultant understands that consultant is obligated to pay Federal and State income tax on any moneys earned pursuant to this Agreement.

5. Responsibilities. With due regard to operating schedules and requirements of Company, Consultant will determine the specific time and place of performance of the Services and will have sole control over the method and manner by which Consultant provides the Services. Consultant agrees: (a) to perform all services in a professional manner and in compliance with reasonable quality standards and (b) to comply, at Consultant's own expense, with the provisions of all state, local and federal laws, regulations, ordinances, requirements and codes which are applicable to the performance of the services hereunder.

6. Law Governing Agreement. This Agreement shall be governed by the laws of the State of Missouri.

7. Trademarks or Trade Names. Consultant shall not use the trademarks, service marks, or trade names of Company or its affiliates in any advertising promotional material, except normal business references, or otherwise without express prior written permission of Company.

8. Confidential Information. Confidential Information (as defined below) shall be used by consultant only in connection with Consultant's performance of the services under this Agreement. Consultant shall not at any time, without the prior consent of Company (a) disclose to any third party any Confidential Information or (b) copy or reproduce (including electronic reproduction or copying and backup copying), in whole or in part, any Confidential Information unless or except where such disclosure is required by court or administrative order. Consultant shall return all Confidential Information and all copies thereof to Company immediately upon request by Company.

As used herein, Confidential Information includes any confidential financial, marketing, business, technical, product, client or other information, including specifically but not exclusively, information which Consultant prepared, or received in connection with performing pursuant to this Agreement, such as objective and subjective evaluations of management, business plans, business strategies, software, software evaluations, trade secrets, personnel information, marketing methods and techniques and any of the above-recited information as it relates not only to Company but to its parent, its shareholders, affiliates, subsidiaries and successors. For purposes of this Agreement, Confidential Information specifically excludes information that is generally known or becomes known in the industry (except when known based upon Consultant's actions).

9. Entire Agreement, Waivers, Amendments and Modification. This agreement constitutes the entire Agreement between Company and Consultant with respect to the subject matter of this Agreement and these provisions shall supersede or replace any conflicting or additional provisions which may be contained in any other writing, document or the like. In the event of a conflict between any provision appearing in any other writing and in this Agreement, the provisions of this Agreement shall be controlling.

10. Indemnification. Company agrees to indemnify and hold Consultant harmless for any claims, investigations, complaints, damages, liabilities costs, suits or obligations (including reasonable attorney's fees) to which Consultant may be subjected as a consequence of any action or omission by Company in the operation of its business, except for any act of Company which is the direct consequence of Consultant's negligent, gross negligent, reckless or willfully improper conduct under this Agreement.

11. Termination. Either Company or Consultant shall have the right to terminate this Agreement for any reason upon 15 days notice in writing.




CONSULTANT                                           COMPANY


__________________________                  _________________________